                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                STATEMENTS OF COMPUTATION OF NET INCOME PER SHARE

                                                               Three Months Ended March 31,
                                                              -----------------------------
                                                              1996                     1995
                                                              ----                     ----
                                                                 (Thousands of Dollars)
Primary

Net income ........................................       $        17              $       572
                                                          ===========              ===========

Weighted average shares outstanding................         9,570,828                9,552,040
                                                          ===========              ===========

Net income per share...............................       $       .00              $       .06
                                                          ===========              ===========
Fully diluted

Net income .........................................      $        17              $       572

Add:
         Interest on 7% Convertible Subordinated
          Debentures, net of applicable income
          taxes.......................................            244                      278
                                                          -----------              -----------
Net income for fully diluted net income
 per share.........................................       $       261              $       850
                                                          ===========              ===========

Weighted average number of shares used in
 calculating primary net income per share..........         9,570,828                9,552,040

Add:
         Shares issuable upon conversion of 7%
          Convertible Subordinated Debentures.........      1,033,128                1,175,106

         Stock options................................          2,985                    -
                                                          -----------              -----------
Weighted average number of shares used in
 calculating fully diluted net income per
 share............................................         10,606,941               10,727,146
                                                          ===========              ===========
Fully diluted net income per share.................       $       .02              $       .08
                                                          ===========              ===========